Exhibit 3.172

AMENDED AND RESTATED BY-LAWS

OF

PHYSICIAN OFFICE PARTNERS, INC.

ARTICLE I

MEETINGS OF STOCKHOLDERS

Section 1 Annual Meeting. Unless action is taken by written consent in lieu of an annual meeting as provided in these Amended and Restated Bylaws (“Bylaws”), an annual meeting of the Stockholders of Physician Office Partners, Inc. (the “Corporation”) for the election of directors and officers and for all other business as may properly come before the meeting shall be held at the time and place designated by the Stockholders.

Section 2 Special Meeting. Special meetings of the Stockholders shall be held when requested in writing by Stockholders holding at least ten (10) percent of the Corporation’s stock having the right and entitled to vote at that meeting, unless a greater percentage not to exceed fifty (50) percent is required by the Articles of Incorporation. A meeting requested by Stockholders shall be called for a date not less than 10 nor more than 60 days after the request is made. The call for the meeting shall be issued by the Secretary, unless the Stockholders requesting the calling of the meeting designate another person to do so. Only business within the purposes described in the notice required in Section 4 of this Article may be conducted at a special Stockholders’ meeting.

Section 3 Place. Meetings of the Stockholders will be held at the principal place of business of the Corporation or at any other place as is designated by the Stockholders.

Section 4 Notice. A written notice of each meeting of Stockholders, signed by the Secretary or the person authorized to call the meeting, shall be mailed to each Stockholder having the right and entitled to vote at the meeting at the address as it appears on the records of the Corporation, not less than 10 nor more than 60 days before the date set for the meeting. The record date for determining Stockholders entitled to notice of, or to vote at, any meeting of Stockholders or any adjournment/postponement thereof, or Stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Stockholders for any other purposes (other than determining Stockholders entitled to consent to action by Stockholders proposed to be taken without a meeting of Stockholders) will be a date fixed by the Board of Directors. Such date will not be more than 60 days and not less than 10 days prior to the date on which the particular action requiring such determination of Stockholders is to be taken. The notice shall state the date, time and place the meeting is to be held. A notice of a special meeting shall also state the purposes of the meeting. A notice of meeting shall be sufficient for that meeting and any adjournment of it. If a Stockholder transfers any shares after the notice is sent, it shall not be necessary to notify the transferee.

Section 5 Stockholder Quorum. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of Stockholders for the transaction of any business, except as otherwise provided by law, the Articles of Incorporation, or these Bylaws. Any number of Stockholders, even if less than a quorum, may adjourn the meeting from time to time and place to place without notice to anyone, other than an announcement at the meeting at which adjournment is taken, until a quorum is obtained. If the adjournment is for more than 30 days, or if after adjournment a new record date is fixed for the subsequent session of the adjourned meeting, a notice of the subsequent session of the adjourned meeting shall be given to each Stockholder entitled to vote at the meeting.

Section 6 Stockholder Voting. If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the Stockholders unless otherwise provided by law. Each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of Stockholders. The books of record of Stockholders shall be produced at a Stockholders’ meeting upon the request of any Stockholder.

Section 7 Proxies. A Stockholder entitled to vote at any meeting of Stockholders or any adjournment of a meeting may vote in person or by proxy executed in writing and signed by the Stockholder or his attorney-in-fact. The appointment of proxy will be effective when received by the Corporation’s Secretary or other officer or agent authorized to tabulate votes. If a proxy designates two or more persons to act as proxies, a majority of these persons present at the meeting, or if only one is present, that one, has all of the powers conferred by the instrument upon all the persons designated unless the instrument otherwise provides. No proxy shall be valid more than 3 years after the date of its execution unless a longer term is expressly stated in the proxy.

Section 8 Waiver. Whenever any notice is required to be given to any Stockholder under any law, the Articles of Incorporation, or these Bylaws, a written waiver, signed by the person entitled to such notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, will be deemed equivalent to the giving of such notice. Attendance by a Stockholder at a meeting will constitute a waiver of notice of such meeting, except where the Stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Articles of Incorporation or these Bylaws.

Section 9 Conduct of Bushiness Without Meeting by Stockholders. Any action of the Stockholders may be taken without a meeting if written consents, setting forth the action taken, are signed by all of the holders of outstanding shares entitled to vote and are delivered to the Corporation’s principal place of business, Secretary, or other officer or agent of the Corporation having custody of the Corporation’s books within 60 days after the date that the earliest written consent was delivered.

Within 10 days after obtaining an authorization of an action by written consent, notice shall be given to those Stockholders who have not consented in writing or who are not entitled to vote on the action. The notice shall fairly summarize the material features of the authorized action. If the action creates appraisal rights, the notice shall contain any information which must be provided to the Stockholders by the Corporation under the Kansas General Corporation Code.

Section 10 Other Corporate Offices. The Corporation may conduct its business, carry on its operations, have other offices and exercise its powers within or outside of the State of Kansas as the Stockholders may designate.

ARTICLE II

DIRECTORS

Section 1 Function. Subject to powers reserved to the Stockholders or delegated to officers under Section 2 of Article III of these Bylaws, corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed under the direction of, the Board of Directors. Directors must be natural persons who are at least 18 years of age and need not be Stockholders.

Section 2 Compensation. The Stockholders shall have authority to fix the compensation of directors. Unless specifically authorized by a resolution of the Stockholders, the directors shall serve in that capacity without compensation.

Section 3 Number. The Corporation shall have at least one (1) director. The number of directors may be increased or decreased from time to time by the Stockholders, provided that the Corporation must have at least one (1) director.

Section 4 Election and Term. Each person elected as a member of the initial Board of Directors shall hold office until the first annual meeting of Stockholders and until their successors have been elected and qualified or until their earlier resignation, removal from office of death. At each annual meeting of Stockholders, the Stockholders shall elect directors to hold office until the next annual meeting or removal from office pursuant to Section 6 of this Article, or until their earlier resignation or death. The President/Chief Operating Officer shall preside at all meetings of directors and of Stockholders. Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

Section 5 Vacancies. Any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the Stockholders. A director elected to fill a vacancy shall hold office only until the next election of directors by the Stockholders.

Section 6 Removal of Directors. At a meeting of Stockholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Section 7 Quorum and Voting. A majority of the number of directors fixed by these Bylaws shall constitute a quorum for the transaction of business. The act of a majority of directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 8 Executive and Other Committees. The Board of Directors, by resolution adopted by a majority of the full Board of Directors, may designate from among its members an executive committee and one or more other committees each of which must have at least two members and, to the extent provided in the resolution, shall have and may exercise all the authority of the Board of Directors, except as provided by law.

Section 9 Place of Meeting. Regular and special meetings of the Board of Directors shall be held at the principal place of business of the Corporation or at another place designated by the person or persons giving notice or otherwise calling the meeting.

Section 10 Time, Notice and Call of Meetings. Regular meetings of the Board of Directors may be held without notice at the time and on the date designated by resolution of the Board of Directors. Written notice of the time, date and place of special meetings of the Board of Directors shall be given to each director by mail delivery at least two days before the meeting.

Notice of a meeting of the Board of Directors need not be given to a director who signs a waiver of notice, or waives notice by electronic transmission, either before or after the meeting. Attendance of a director at a meeting constitutes a waiver of notice of that meeting and waiver of all objections to the place of the meeting, the time of the meeting, and the manner in which it has been called or convened, except when a director states at the beginning of the meeting or promptly upon arrival at the meeting, objection to the transaction of business because the meeting is not lawfully called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors must be specified in the notice or waiver of notice of the meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of an adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to the other directors.

Meetings of the Board of Directors may be called by any director or the President/Chief Operating Officer.

Members of the Board of Directors (and any committee of the Board) may participate in a meeting of the Board (or committee) by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by these means constitutes presence in person at a meeting.

Section 11 Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors (or a committee of the Board), and any action which may be taken at a meeting of the Board of Directors (or a committee of the Board) may be taken without a meeting if a consent in writing, setting forth the action to be taken and signed by all of the directors (or members of the committee), is filed in the minutes of the proceedings of the Board. The action taken shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise.

ARTICLE III

OFFICERS

Section 1 Officers. The Corporation shall have a President/Chief Operating Officer and a Secretary, and it may also have one or more Vice Presidents and a Treasurer. At each annual meeting of Stockholders, the Stockholders shall elect officers to hold office until the next annual meeting or removal from office pursuant to Section 4 of this Article, or until their earlier resignation or death. Except as otherwise provided in an employment agreement which the Corporation has with an officer, each person elected as an officer shall serve in that capacity until his successor is chosen by the Stockholders at a regular or special meeting of the Stockholders or until removed pursuant to Section 4 of this Article. All other officers and agents shall be chosen, serve for the terms, and have the duties determined by the Stockholders. A person may hold two or more offices.

Section 2 Duties. The officers of this Corporation shall have the following duties:

The President/Chief Operating Officer shall preside at meetings of the Board of Directors. The President/Chief Operating Officer shall be the chief executive officer of the Corporation and shall have general and active management of the business and affairs of the Corporation; provided that the President/Chief Operating Officer shall not have the authority to do any of the following without prior written approval of the Stockholders: (a) take any corporate action or bind the Corporation; (b) sell or otherwise dispose of any or all of the Corporation’s assets; (c) incur any indebtedness or expenses outside of the ordinary course of the Corporation’s business and/or outside the Corporation’s annual budget; (d) execute any contract or agreement; or (e) initiate any litigation. In the event of any conflict between provisions of this Section and provisions of any other Section of these Bylaws, the provisions of this Section shall govern.

Each Vice President, if any, shall exercise the power and perform the functions that are from time to time assigned to him by the President/Chief Operating Officer but not greater powers than those of the President/Chief Operating Officer. Each Vice President shall have the powers and shall exercise the duties of the President/Chief Operating Officer when specifically directed by the Board of Directors.

The Secretary shall have custody of and maintain all of the corporate records except the financial records, shall record the minutes of all meetings of the Stockholders and Board of Directors, send all notices of meetings and perform other duties prescribed by the President/Chief Operating Officer.

The Treasurer, if any, shall have custody of all financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts at the annual meetings of Stockholders and when required by the Board of Directors or the President/Chief Operating Officer, and shall perform other duties prescribed by the Board of Directors or the President/Chief Operating Officer.

Notwithstanding anything herein to the contrary, the President/Chief Operating Officer shall only be authorized to delegate those powers specifically given to the President/Chief Operating Officer under these Bylaws.

Section 3 Absence or Incapacity of Officer. If an officer is absent or unable to act, the Stockholders may delegate his powers for the time being to any other officer or person it selects.

Section 4 Resignation and Removal of Officer. An officer may resign at any time by delivering notice to the Corporation. The resignation shall be effective upon receipt, unless the notice specifies a later date. If the resignation is effective at a later date and the Corporation accepts the future effective date, the Stockholders may fill the pending vacancy before the effective date provided the successor officer does not take office until the future effective date.

The Stockholders may remove any officer at any time, with or without cause. Any officer, if appointed by another officer, may be removed by that officer.

Section 5 Salaries. The Corporation may enter into employment agreements with any officer of the Corporation as directed by the Stockholders. Unless provided for in an employment agreement between the Corporation and an officer, all officers of the Corporation serve in their capacities without compensation.

Section 6 Bank Accounts. The Stockholders shall designate the signatories on the Corporation’s checking accounts. The Corporation shall only have accounts with financial institutions as determined by the Stockholders.

ARTICLE IV

STOCK CERTIFICATES

Section 1 Issuance. The Board of Directors may authorize the issuance of some or all of the shares of any or all of its classes or series without certificates. Each certificate issued shall be signed by the President/Chief Operating Officer and the Secretary.

Section 2 Form. The rights and obligations of Stockholders are identical whether or not their shares are represented by certificates.

Section 3 Registered Stockholders. No certificate shall be issued for any share until the share is fully paid. The Corporation shall be entitled to treat the holder of record of shares as the holder in fact and, except as otherwise provided by the laws of Kansas, shall not be bound to recognize any equitable or other claim to or interest in the shares.

Section 4 Transfer of Shares. Shares of the Corporation shall be transferred on its books only after the surrender to the Corporation of the share certificates duly endorsed by the holder of record or attorney-in-fact, and before a new certificate is issued, the old certificate will be surrendered for cancellation, subject to the provisions of Section 5 below. Upon cancellation of a surrendered certificate, a new certificate(s) shall be issued to the person entitled to them, and the transaction recorded on the books of the Corporation.

Section 5 Lost, Stolen or Destroyed Certificates. If a Stockholder claims to have lost or destroyed a certificate of shares issued by the Corporation, a new certificate shall be issued upon the delivery to the Corporation of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of a bond or other indemnity as the Board reasonably requires.

ARTICLE V

DISTRIBUTIONS

The Board of Directors may, from time to time, declare distributions to its Stockholders in cash, property, or its own shares, unless the distribution would cause: (i) the Corporation to be unable to pay its debts as they become due in the usual course of business; or, (ii) the Corporation’s assets to be less than its liabilities plus the amount necessary, if the Corporation were dissolved at the time of the distribution, to satisfy the preferential rights of Stockholders whose rights are superior to those receiving the distribution. The Stockholders and the Corporation may enter into an agreement requiring the distribution of corporate profits, subject to the provisions of the Kansas General Corporation Code.

ARTICLE VI

CORPORATE RECORDS; STOCKHOLDERS’

INSPECTION RIGHTS; FINANCIAL INFORMATION

Section 1 Corporate Records.

(A) The Corporation shall keep as permanent records minutes of all meetings of its Stockholders and Board of Directors, a record of all actions taken by the Stockholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors on behalf of the Corporation.

(B) The Corporation shall maintain accurate accounting records and a record of its Stockholders in a form that permits preparation of a list of the names and addresses of all Stockholders in alphabetical order by class of shares showing the number and series of shares held by each.

(C) The Corporation shall keep a copy of: its Articles of Incorporation or restated Articles of Incorporation and all amendments to them currently in effect; these Bylaws or restated Bylaws and all amendments currently in effect; resolutions adopted by the Board of Directors creating one or more classes or series of shares and fixing their relative rights, preferences, and limitations, if shares issued pursuant to those resolutions are outstanding; the minutes of all Stockholders’ meetings and records of all actions taken by Stockholders without a meeting for the past five years; written communications to all Stockholders generally or all Stockholders of a class of series within the past five years, including the financial statements furnished for the last five years; a list of names and business street addresses of its current directors and officers; and its most recent annual report delivered to the Kansas Secretary of State.

(D) The Corporation shall maintain its records in written form or in another form capable of conversion into written, clearly legible paper form within a reasonable time.

Section 2 Stockholders’ Inspection Rights. A Stockholder, in person or by attorney or other agent, is entitled to inspect and copy, during regular business hours at the Corporation’s principal office or other reasonable location specified by the Corporation, any of the corporate records described in Section l(C) of this Article if the Stockholder gives the Corporation written notice of the demand under oath stating the purpose thereof at least five business days before the date on which he wishes to inspect and copy the records, provided that: (a) the demand is made in good faith and for a proper purpose; (b) the Stockholder describes with reasonable particularity the purpose and the records he desires to inspect; and, (c) the records are directly connected with the following: (i) excerpts from minutes of any meeting of the Board of Directors or records of any action of a committee of the Board of Directors while acting in place of the Board on behalf of the Corporation; (ii) accounting records; (iii) the record of Stockholders; and, (iv) any other books and records of the Corporation. A proper purpose shall mean a purpose reasonably related to such person’s interest as a Stockholder.

This Section 2 does not affect the right of a Stockholder to inspect and copy the Stockholders’ list described in Section 1 of this Article, if the Stockholder is in litigation with the Corporation to the same extent as any other litigant or the power of a court to compel the production of corporate records for examination.

The Corporation may deny any demand for inspection if the demand was made for an improper purpose, or if the demanding Stockholder has within the two years preceding his demand, sold or offered for sale any list of Stockholders of the Corporation or of any other corporation, has aided or abetted any person in procuring any list of Stockholders for that purpose, or has improperly used any information secured through any prior examination of the records of this Corporation or any other corporation.

Section 3 Financial Statements for Stockholders. Unless modified by resolution of the Stockholders within 120 days after the close of each fiscal year, the Corporation shall furnish its Stockholders with annual financial statements which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate, that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year. If financial statements are prepared for the Corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

If the annual financial statements are reported upon by a public accountant, his report must accompany them. If not, the statements must be accompanied by a statement of the President/Chief Operating Officer or the person responsible for the Corporation’s accounting records stating his reasonable belief whether the statements were prepared on the basis of generally accepted accounting principles and, if not, describing the basis of preparation and describing any respects in which the statements were not prepared on a basis of accounting consistent with the statements prepared for the preceding year.

The Corporation shall mail the annual financial statements to each Stockholder within 120 days after the close of each fiscal year or within any additional time thereafter as is reasonably necessary to enable the Corporation to prepare its financial statements. Thereafter, on written request from a Stockholder who was not mailed the statements, the Corporation shall mail him the latest annual financial statements.

Section 4 Other Reports to Stockholders. If the Corporation indemnifies or advances expenses to any director, officer, employee or agent otherwise than by court order or action by the Stockholders or by an insurance carrier pursuant to insurance maintained by the Corporation, the Corporation shall report the indemnification or advance in writing to the Stockholders with or before the notice of the next annual Stockholders’ meeting, or prior to the meeting if the indemnification or advance occurs after the giving of the notice but prior to the time the annual meeting is held. This report shall include a statement specifying (and status threatened) the persons paid, the amounts paid, and the nature of the litigation or other matter relating to the payment.

If the Corporation issues or authorizes the issuance of shares for promises to render services in the future, the Corporation shall report in writing to the Stockholders the number of shares authorized or issued, and the consideration received by the Corporation, with or before the notice of the next Stockholders’ meeting.

ARTICLE VII

INDEMNIFICATION

Section 1 Indemnification.

(A) The Corporation shall, and does hereby, indemnify, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to any legislation or decision), each person (including the heirs, executors, administrators and estate of the person) who was or is a party, or is threatened to be made a party, or was or is a witness to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and any appeal from any completed action, suit or proceeding

(collectively, a “Proceeding”), against all liability (which for purposes of this Article includes all judgments, settlements, penalties and fines) and costs, charges, and expenses (including attorneys’ fees, costs and expenses) asserted against him or incurred by him by reason of the fact that the person is or was a director, officer or employee of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The termination of any Proceeding by judgment, order, settlement, conviction or under a plea of nolo contendere or its equivalent, will not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal Proceeding, that such person had reasonable cause to believe that such person’s conduct was unlawful.

(B) Notwithstanding the foregoing, except with respect to the indemnification specified in Section 3 of this Article, the Corporation shall indemnify a person entitled to indemnification under subsection (A) above in connection with a Proceeding (or any part of a Proceeding) initiated by an indemnified person only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Stockholders of the Corporation within 60 days after receipt of notice of a Proceeding from the indemnified person.

Section 2 Advance of Costs, Charges and Expenses. Costs, charges and expenses (including attorneys’ fees, costs and expenses) incurred by a person referred to in Section l(A) of this Article in defending a Proceeding shall be paid by the Corporation to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to the legislation or decisions) in advance of the final disposition of the Proceeding, upon receipt of an undertaking reasonably satisfactory to the Stockholders (the “Undertaking”) by or on behalf of the indemnified person to repay all amounts so advanced if it is ultimately determined that the person is not entitled to be. indemnified by the Corporation as authorized in this Article; provided that, in connection with a Proceeding (or any part of a Proceeding) initiated by that person (except a Proceeding authorized by Section 3 of this Article), the Corporation shall pay the costs, charges and expenses in advance of the final disposition of the Proceeding only if authorization for the Proceeding (or any part of a Proceeding) was not denied by the Stockholders of the Corporation within 60 days after receipt of a request for advancement accompanied by an Undertaking. A person to whom costs, charges and expenses are advanced pursuant to this Article shall not be obligated to repay pursuant to the Undertaking until the final determination of: (a) the pending Proceeding in a court of competent jurisdiction concerning the right of that person to be indemnified;; or (b) the obligation of the person to repay pursuant to the Undertaking. The Stockholders may, upon approval of the indemnified person, authorize the Corporation’s counsel to represent the person in any action, suit or proceeding, whether or not the Corporation is a party to that action, suit or proceeding.

Section 3 Procedure For Indemnification. Any indemnification or advance under this Article shall be made promptly, and in any event within 60 days after delivery of the written request of the director, officer or employee. The right to indemnification or advances as granted by this Article shall be enforceable by the director, officer or employee in any court of competent jurisdiction if the Corporation denies the request under this Article in whole or in part, or if no disposition of the request is made within the 60-day period after delivery of the request. The requesting person’s costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part in any action shall also be indemnified by the Corporation. There shall be a defense available to the Corporation to assert in action that indemnification is prohibited by law or that the claimant has not met the standard of conduct under Section 1(A) of this Article, or any other standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of future legislation or decision, only to the extent that the legislation does not impose a more stringent standard of conduct than permitted prior to the legislation or decisions). The burden of proving this defense shall be on the Corporation. Neither: (a) the failure of the Corporation (including its Board of Directors or any committee of it, its independent legal counsel and its Stockholders) to have made a determination (prior to the commencement of the action) that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct; nor, (b) the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee of it, its independent legal counsel and its Stockholders) that the claimant has not met the applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4 Survival of Indemnification. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those indemnified may now or hereafter be entitled under any statute, agreement, vote of Stockholders or disinterested directors or recommendation of counsel or otherwise, both as to actions in the person’s capacity as an officer, director or employee and as to actions in another capacity while still an officer, director or employee, and shall continue as to a person who has ceased to be a director or officer or employee and shall inure to the benefit of the estate, heirs, beneficiaries, executors and administrators of that person. All rights to indemnification under this Article shall be deemed to be a contract between the Corporation and each director, officer and employee of the Corporation described in Section 1 of this Article who serves or served in that capacity at any time while this Article is in effect. Any repeal or modification of this Article or any repeal or modification of relevant provisions of the Kansas General Corporation Code or any other applicable laws shall not in any way diminish the rights to indemnification of any director, officer or employee or the obligations of the Corporation arising under this Article for claims relating to matters occurring prior to the repeal or modification. The Stockholders of the Corporation shall have the authority, by resolution, to provide for indemnification of employees or agents of the Corporation and for any other indemnification of the directors, officers and employees of the Corporation, as it deems appropriate.

Section 5 Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan), against any liability asserted against him and incurred by him in that capacity or arising out of his status in that capacity, whether or not the Corporation would have the power to indemnify him against that liability under the provisions of this Article or the applicable provisions of the Kansas General Corporation Code.

Section 6 Savings Clause. If this Article or any portion is invalidated or held to be unenforceable on any ground by a court of competent jurisdiction, the Corporation shall nevertheless indemnify each director, officer and employee of the Corporation described in Section 1 of this Article to the fullest extent permitted by all applicable portions of this Article that have not been invalidated or adjudicated unenforceable, and as permitted by applicable law.

ARTICLE IX

AMENDMENT

These Bylaws may be altered, amended or repealed, and new Bylaws adopted, by the Stockholders.

ARTICLE VIII

SEAL

The corporate seal shall be circular in form and include the name of the Corporation.

I HEREBY CERTIFY that the foregoing Amended and Restated Bylaws of Physician Office Partners, Inc. are the Amended and Restated Bylaws duly adopted by all of the Stockholders of the Corporation pursuant to a written consent dated as of February 23, 2013.

/s/ Robert W. Davey
Robert W. Davey,
President/Chief Operating Officer and Secretary

Signature Page - Amended and Restated Bylaws of Physician Office Partners, Inc.